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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 18, 2009

                          Jos. A. Bank Clothiers, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-23874                 36-3189198
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)          Identification No.)

                  500 Hanover Pike
                 Hampstead, Maryland                              21074
      (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (410) 239-2700

         (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Management Incentive Plan

In December 2008, the Compensation Committee of the Board of Directors of Jos.
A. Bank Clothiers, Inc. (the "Company") adopted the Company's Executive Management Incentive Plan (the "Incentive Plan"), subject to approval by the Company's stockholders. At the Company's 2009 Annual Meeting of Stockholders, held on June 18, 2009, the Company submitted the Incentive Plan for stockholder approval, which approval was obtained.

The purposes of the Incentive Plan are to increase stockholder value and the success of the Company by attracting, retaining and motivating selected participants to achieve the Company's business and financial goals. The Incentive Plan permits the Company to pay bonuses that meet the requirements for qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation (such as the Company) for compensation in excess of $1 million paid to certain executive officers in a taxable year. However, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. The compensation paid pursuant to the Incentive Plan will qualify as performance-based compensation and the related compensation expense is expected to be fully deductible.

The Incentive Plan is administered by the Compensation Committee. The only individuals eligible to participate in the Incentive Plan are the executive officers of the Company and any other employee of the Company whose compensation is not or may not be fully deductible under Section 162(m) or any other section of the Internal Revenue Code absent the participation of such employee in the Incentive Plan. Currently, the Company's Chief Executive Officer, R. Neal Black, and four Executive Vice Presidents (Robert B. Hensley, Gary M. Merry, James W. Thorne and David E. Ullman (together with Mr. Black, such executives are collectively referred to as the "Executive Management Team")) are the only employees eligible to be selected as participants. For each period of time determined by the Compensation Committee as the period during which performance objectives must be satisfied (a "Performance Period"), the Compensation Committee may designate one or more eligible employees as participants. Participation is generally designated on an annual basis. Participation in one Performance Period does not ensure participation in future periods.


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Under the Incentive Plan, the Compensation Committee will establish and approve for each participant for each Performance Period one or more performance objectives, at least one of which shall be based on the business criteria discussed below. The Compensation Committee will also establish the maximum amount which may be paid to each participant in the event he or she satisfies such performance objectives for a particular Performance Period (such maximum amount being referred to herein and in the Incentive Plan as an "Award Target"). Award Targets may be expressed as a dollar amount or as a percentage of a participant's base salary.

The Incentive Plan sets forth a number of business criteria (the "Business Criteria"), at least one of which must be selected by the Compensation Committee as a basis (or the basis) for determining the amount of the Award Target which should be paid to each participant ("Award Payment"). The Business Criteria are:

     o    Net income.

     o Earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether on an aggregate or per share basis.

     o Increase in the trading price of the Company's stock above the trading price at the time the criteria are established.

     o    Total stockholder return.

     o    Working capital.

     o    Sales.

     o Expense and cost reductions or improvement in or attainment of expense levels.

     o Return ratios based on equity, investment, capital employed and/or assets.

     o    Inventory levels, turns or aging.

     o    Operating ratios based on margin, income and/or net income.

     o    Market share.

     o    Cash flow or operating cash flow.

     o The increase, decrease or ending balance of any item on the Company's consolidated balance sheets.

     o Any combination of the foregoing, including as compared to an index of one or more peer group companies selected by the Compensation Committee.


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In determining whether performance objectives based on the Business Criteria have been satisfied, the following occurrences during the Performance Period will be disregarded: (1) changes in tax law or accounting principles that become effective during the Performance Period; (2) extraordinary, unusual or infrequently occurring events; (3) the disposition of a business or significant assets; (4) gains or losses from all or certain claims and/or litigation and insurance recoveries; (5) the impact of impairment of intangible assets; (6) restructuring activities; (7) the impact of investments or acquisitions; and/or
(8) changes in corporate capitalization such as stock splits and certain reorganizations. Notwithstanding the foregoing, the Compensation Committee must select criteria that collectively satisfy the requirements of "performance-based compensation" for the purposes of Section 162(m) of the Internal Revenue Code, including by establishing the Award Targets at a time when the performance relative to such targets is substantially uncertain. Moreover, at the time that an Award Target is established, the Compensation Committee may establish a schedule for an Award Payment based upon the partial achievement of one or more performance objectives.

The performance objectives established by the Compensation Committee as the bases for an Award Payment must include at least one of the Business Criteria. Following the close of each Performance Period, the Compensation Committee shall determine whether each Participant achieved his or her pre-established performance objectives (including the Business Criteria). If the pre-established Business Criteria were not satisfied, an Award Payment may not be authorized (even if other performance objectives were satisfied). Assuming the Business Criteria were satisfied, the Compensation Committee may authorize an Award Payment up to, but not in excess of, the pre-established Award Target. Notwithstanding the Compensation Committee's determination that the Business Criteria were fully satisfied, the Compensation Committee shall nevertheless have discretion to reduce an Award Payment and may apply subjective, discretionary criteria for this purpose.

The Compensation Committee has the discretion to settle awards in cash, shares of our common stock or a combination of cash and stock. Payroll and other taxes will be withheld as required by law. The Compensation Committee may defer the payment of awards or any portion thereof to Participants to the extent necessary or desirable to preserve the deductibility of such amounts under Section 162(m) of the Internal Revenue Code. In addition, the Compensation Committee may permit Participants to defer receipt of the payment of awards that would otherwise be delivered to a Participant to the extent permitted by the tax rules relating to deferred compensation.

Unless terminated earlier by the Compensation Committee or the Board of Directors, Award Payments may be made under the Incentive Plan for any Award Targets that were established before the first annual meeting of stockholders that occurs in 2014. The maximum amount that may be paid to any participant in any fiscal year is $5 million.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.


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Establishment of 2009 Goals under the Management Incentive Plan
---------------------------------------------------------------

Each participant in the Incentive Plan is notified by the Company of a dollar amount or the percentage of such participant's base salary up to which he is eligible to earn as an Award Target and goals which must be achieved to be eligible to receive a payment under the Incentive Plan. For Fiscal 2009, Mr. Black is eligible to receive an Award Target of up to 200% of his base salary and Messrs. Hensley, Merry, Thorne and Ullman are each eligible to receive an Award Target of up to 65% of their respective base salaries.

The fiscal 2009 goals are (a) the Company earning net income within or above a specified range (the "Eligibility Range"); (b) the participant receiving an overall job performance rating of "Effective" or better (the equivalent of 3 out of 5); (c) the participant complying with the Company's Code of Conduct, Associate Manual and other rules, regulations and policies and not engaging in any dishonest acts or other acts which are or may be detrimental to customers, fellow associates or the Company; and (d) specific goals for departmental or individual performance. For purposes of the Incentive Plan, "net income" is the reported net income of the Company for the applicable fiscal year and is therefore determined after deduction for all incentive plan and other compensation expenses. The Eligibility Range has been approved by the Compensation Committee. If the Company's net income is below the Eligibility Range, an Award Payment may not be authorized. If the Company's net income is within the Eligibility Range, the percentage of the Award Target which participants are eligible to earn increases as net income increases, up to 100%. If the Company's net income is at or above the highest level of net income within the Eligibility Range, each participant is eligible to earn his or her Award Target. All such Award Payments, if payable, are payable annually to each eligible participant.

In deciding whether, and to what extent, to pay an Award Payment to each member of the Executive Management Team (other than the Chief Executive Officer), an important factor considered by the Compensation Committee is the Chief Executive Officer's evaluation of the individual performance of such member of the Executive Management Team. Generally, the Chief Executive Officer makes his recommendation based upon his evaluation of each member of the Executive Management Team's individual contribution to the performance of the Company and such other factors as he may deem relevant. The final determination of all Award Payments to the Executive Management Team is made by the Compensation Committee. The Compensation Committee has the discretion to make Award Payments in an amount less than the pre-established Award Targets, even if the objective Business Criteria are achieved.

For Fiscal 2009, the Eligibility Range is $57.5 million to $63.5 million of net income. If the Company earns less than $57.5 million of net income, no participant is entitled to an Award Payment under the Incentive Plan. At $57.5 million of net income each participant is eligible to receive up to 20% of his Award Target. At or above $63.5 million of net income, each participant is eligible to receive up to 100% of his Award Target. Between $57.5 million and $63.5 million of net income, the percentage of the Award Target which each participant is eligible to receive will increase as net income increases.


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ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number              Description
------              -----------

10.1                Executive Management Incentive Plan




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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Jos. A. Bank Clothiers, Inc.
                                        (Registrant)

                                        By:  Charles D. Frazer
                                             ----------------------------------
                                             Name:  Charles D. Frazer
                                             Title: Senior Vice President-
                                                    General Counsel


Dated:  June 18, 2009


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EXHIBIT INDEX

Exhibit
Number              Description
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10.1                Executive Management Incentive Plan




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